MEMORANDUM OF AGREEMENT ENTERED INTO AT THE CITY OF MONTREAL, PROVINCE OF QUEBEC, ON THE 1ST DAY OF OCTOBER, 2003 AT 12:01 A.M.


BY   AND BETWEEN:
                                        3577996 CANADA INC., a corporation duly incorporated under the Canada Business Corporations Act, herein represented by Jeanne Chan, duly authorised for the purposes hereof pursuant to a resolution of the board of directors dated October 1, 2003 (hereinafter referred to as the "Vendor")

                                        PARTY  OF  THE  FIRST  PART
                                        ---------------------------


AND:
                                        TELEPLUS RETAIL SERVICES INC., a company
                                        duly  incorporated  under Part 1A of the
                                        Companies  Act  (Quebec),  herein
                                        represented  by Anthony Fitzgerald, duly
                                        authorised  for  the  purposes  hereof
                                        pursuant to a resolution of the board of
                                        directors  dated  October  1,  2003
                                        (hereinafter  referred  to  as  the
                                        "Purchaser")

                                        PARTY  OF  THE  SECOND  PART
                                        ----------------------------


     WHEREAS the Vendor operates a business under the name and style TelePlus Consumer Services (hereinafter referred to as the "Business");

     WHEREAS the parties have reached an understanding whereby the Vendor will sell and the Purchaser will purchase certain assets from the Vendor relating to the Business;

     WHEREAS the parties are mutually desirous of setting forth in writing all of the terms and conditions whereby the aforementioned purchase and sale of the aforesaid assets shall take place.

THE  PARTIES  AGREE  AS  FOLLOWS:

ARTICLE  1.  INTERPRETATION

1.1 The preamble hereto shall form an integral part hereof as if recited herein at length.

1.2 Where used herein or in any amendment hereto the following term shall have the meaning defined in this Section unless the context indicates otherwise:

(a) "Assumed Liabilities" means those accounts payable and accrued liabilities of the Vendor which are being assumed by the Purchaser, the whole as set forth on Schedule "B" annexed hereto;

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(b)  "Accounts  Receivable"  means  all accounts receivable of the Vendor as set forth  in  Schedule  "A"  annexed  hereto;

(c)  "Act"  means  the  Income  Tax  Act  (Canada);

(d)  "Business"  has  the  meaning  assigned  thereto  in  the  preamble;

(e)  "Cash"  means  all  of  the  Vendor's  cash  on  hand and funds on deposit;

(f) "Computer Hardware" means the computer hardware of the Vendor relating to the Business;

(g) "Computer Software" means the computer software of the Vendor relating to the Business;

(h) "Financial Statements" means the financial statements of the Vendor as set forth in Schedule "E" annexed hereto;

(i) "Goodwill" means the goodwill of the Vendor relating to the Business, including the use of the name "TelePlus Consumer Services" or any derivation thereof, books and records of the Vendor, the right to all telephone, telex and telecopier numbers relating to the Business, all information in the possession of the Vendor relating to the operations of the Business, the exclusive right of the Purchaser to represent itself as carrying on the Business as well as all corporate business opportunities of the Vendor;

(j)  "Inventory"  means  the  inventory  of  the  Vendor;

(k) "Leasehold Improvements" means that all leasehold improvements of the Vendor with respect to any and all premises currently being leased by the Vendor;

(l) "Leases" means all of the leases under which the Vendor is currently leasing any premises, wherever situated;

(m) "Loans Receivable" means all loans receivable by the Vendor including all loans due from the Vendor's parent corporation;

(n) "Office Equipment and Furniture" means the office equipment and furniture of the Vendor;

(o) "Prepaid Expenses and Deposits" means all prepaid expenses and deposits of the Vendor.

1.3 The division of this Agreement into articles, sections, subsections, paragraphs and schedules, the use of headings or the provision of a table of contents are for convenience of reference only and should not affect the interpretation or construction of this Agreement.

1.4 All dollar amounts referred to in this Agreement and in the Schedules hereto are in Canadian funds unless otherwise expressly stated.

1.5 The singular shall include the plural where indicated by the context and all words and personal pronouns relating thereto shall be read and construed so as to give them proper meaning within the context in which they are used.

1.6 This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada insofar as each has jurisdiction.

1.7 The following Schedules are incorporated in this Agreement by reference and is deemed to be an integral part hereof:

     Schedule A          -     Purchased Assets and allocation of Purchase Price
     Schedule B          -     Assumed Liabilities
     Schedule C          -     Leases
     Schedule D          -     Employees
     Schedule E          -     Financial Statements

1.8 The Accounts Receivable, Cash, Computer Hardware, Computer Software, Financial Statements, Goodwill, Inventory, Leasehold Improvements, Leases, Loans Receivable, Office Equipment and Furniture, Prepaid Expenses and Deposits as well as any other assets or liabilities provided for in this Agreement shall be as of October 1, 2003.

ARTICLE  2.  PROPERTY  AND  ASSETS  TO  BE  PURCHASED  AND  SOLD

2.1 Subject to the terms and conditions hereof, the Vendor hereby sells, assigns and transfers and the Purchaser hereby purchases from the Vendor the following assets:

(a)     The  Cash;

(b)     The  Accounts  Receivable;

(c)     The  Inventory

(d) The Prepaid Expenses and Deposits to the extent they may be used by the Purchaser;

(e)     The  Loans  Receivable;

(f)     The  Computer  Hardware;

(g)     The  Computer  Software;

(h)     The  Leasehold  Improvements;

(i)     The  Office  Equipment  and  Furniture;  and

(j)     The  Goodwill.

(the  aforementioned  assets  are  hereinafter  referred  to  as  the "Purchased
Assets").

ARTICLE  3.  PURCHASE  PRICE  AND  PAYMENT  THEREOF

3.1 The purchase price payable to the Vendor for the Purchased Assets (the "Purchase Price") shall be, subject to adjustments herein provided for, a sum equal to the aggregate of the following amounts and shall be allocated among the assets as set forth below:

(a) as to the Cash, Accounts Receivable and Loans Receivable, the face value thereof, the whole as set forth on Schedule "A" annexed hereto;

(b) As to the Prepaid Expenses, the book value of all prepaid expenses to the extent they can be used by the Purchaser the whole as set forth on Schedule "A" annexed hereto;

(c) As to the Computer Software, Computer Hardware, Leasehold Improvement and Office Equipment and Furniture, the amounts set forth on Schedule "A" annexed hereto;

(d)  As  to  the  Goodwill, the amount set forth on Schedule "A" annexed hereto.

3.2 The Purchase Price for the Purchased Assets shall be payable by the Purchaser by assumption of the Assumed Liabilities. To the extent that the Assumed Liabilities exceed the Purchase Price, the Vendor shall issue a demand note to the Purchaser for the amount of the excess.

3.3     Excluded  Liabilities.  The  Purchaser shall not assume and shall not be
        ---------------------
liable for any liabilities of the Vendor other than the Assumed Liabilities as hereinabove provided. For greater certainty, the liabilities set forth in Schedule "B" annexed hereto constitute and complete and exhaustive list of the Assumed Liabilities. Notwithstanding the foregoing, if, by mutual agreement of the parties, the Purchaser assumes any liabilities of the Vendor other than the Assumed Liabilities then the amount of any such additional liabilities shall be set off against the Purchase Price. The Vendor hereby expressly agrees to indemnify and save harmless the Purchaser from all of its obligations, commitments and other undertakings not assumed by the Purchaser.

ARTICLE  4.  ASSIGNMENT  OF  LEASES

4.1 The Vendor hereby assigns all of its right, title and interest in and to all Leases set forth on schedule "C" annexed hereto. In consideration therefore, the Purchaser hereby undertakes to discharge, perform and fulfill all obligations, commitments and engagements of the Vendor entered into in connection with said Leases and to indemnify and save the Vendor harm-less with respect to same.

ARTICLE  5.  COVENANTS,  REPRESENTATIONS  AND  WARRANTIES  OF  THE  VENDOR

     The Vendor covenants, represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying on such covenants, representations and warranties in connection with the purchase of the Purchased
Assets:

5.1 The Vendor is a company duly incorporated under the Canada Business Corporations Act and is validly subsisting and in good standing under the laws of Canada; the Vendor has the corporate power to own its property and to carry on the Business as now being conducted by it, is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature and location of the Business and the Purchased Assets makes such qualification necessary. The Vendor has full corporate power, capacity and authority to enter into, and to carry out and perform its obligations under this Agreement and any agreements contemplated hereby;

5.2 All of the Purchased Assets are owned solely and unconditionally by the Vendor and the Vendor has good, valid and marketable title thereto, free and clear of all hypothecs, pledges, mortgages, liens, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or however arising except for those charges disclosed to the Purchaser or created by operation of law alone;

5.3 No person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Vendor of any of the Purchased Assets;

5.4 The execution, delivery and carrying out of this Agreement by the Vendor will not violate any provision of law or its constating documents and will not conflict with or result in any breach of any of the terms, conditions or provisions of or constitute a default pursuant to any instrument or agreement to which the Vendor is a party or by which it is bound;

5.5 The Vendor is not a non-resident of Canada within the meaning of the Act.

5.6 The Vendor has obtained all approvals and consents necessary in order to effect the transactions contemplated hereby.

5.7 The books and records of the Vendor fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Vendor and all material financial transactions of the Vendor relating to the Business have been accurately recorded in such books and records.

5.8 The Financial Statements of the Vendor have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous fiscal years and present fairly the assets, liabilities whether accrued, absolute, contingent or other-wise and the financial condition of the Business, and the sales and earnings of the Vendor during the periods covered by the Financial Statements. There have been no material adverse changes affecting the Business as a going concern since the date of the most recent Financial Statements.

5.9 All of the Accounts Receivable are bona fide, result from the ordinary course of business, have been properly recorded in the ordinary course of business, and are good and collectible in full when due without any discount, setoff or counterclaim, in amounts equal to not less than the aggregate face amounts thereof.

5.10 The Assumed Liabilities of the Vendor are being paid in the ordinary course of business on the terms and within the delays allowed by the relevant creditors.

5.11 All inventories have been accumulated in the ordinary course, are in good and marketable condition save and except such reserves for damages as are reflected in the Financial Statements.

ARTICLE  6.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER

6.1 The Purchaser covenants, represents and warrants as follows to the Vendor and acknowledges and confirms that the Vendor is relying on such covenants, representations and warranties in connection with the purchase of the Purchased Assets:

(a) the Purchaser is a company duly incorporated under the laws of Quebec and is validly subsisting and in good standing under said laws; the Purchaser has the corporate power to own its property and to carry on its business as now being conducted by it. The Purchaser has full corporate power, capacity and authority to enter into, and to carry out and perform its obligations under this Agreement and any agreements contemplated hereby;

(b) the execution, delivery and carrying out of this Agreement by the Purchaser will not violate any provision of law or its constating documents and will not conflict with or result in any breach of any of the terms, conditions or provisions of or constitute a default pursuant to any instrument or agreement to which the Vendor is a party or by which it is bound;

(c) the Purchaser is not a non-resident of Canada within the meaning of the Act;

(d) the Purchaser has obtained all approvals and consents necessary in order to effect the transactions contemplated hereby.

ARTICLE  7.  EMPLOYMENT  MATTERS

7.1 The Vendor is not a party to any written or oral employment, service or pension agreement with respect to persons providing services to the Vendor.

7.2 The Purchaser hereby agrees to assume all of the obligations of the Vendor towards the employees set forth on Schedule "D" annexed hereto. The Vendor expressly represents and warrants to the Purchaser that the Vendor has no employees other than those set forth on schedule "D" annexed hereto and that the obligations toward said employees are as set forth in said schedule.

7.3 The Vendor has not made any agreements with any labour union or employee association nor made commitments to same with respect to the Business, and the Vendor is not aware of any current attempts to organize or establish any new or fresh labour union or employee association with respect to the Business.

7.4 All salaries, bonuses, commissions and other emoluments or other payments of any kind or description due to employees of the Business prior to the date hereof, will be paid by the Vendor to the total exoneration of the Purchaser.

ARTICLE  8.  INDEMNIFICATION

8.1 The Vendor hereby undertakes and agrees to indemnify the Purchaser and save it harmless from and against any claims, actions or suits which may be made or instituted against the Purchaser, and from and against any and all damages or losses suffered by the Purchaser by reason of or arising from the breach of any obligation of the Vendor under this Agreement, or any incorrectness in, or breach of, any representation or warranty made by the Vendor in this Agreement.

8.2 The Purchaser hereby undertakes and agrees to indemnify the Vendor and save it harmless from and against any claims, actions or suits which may be made or instituted against the Vendor, and from and against any and all damages or losses suffered by the Vendor by reason of or arising from the breach of any obligation of the Purchaser under this Agreement, or any incorrectness in, or breach of, any representation or warranty made by the Purchaser in this Agreement.

ARTICLE  9.  VARIOUS

9.1 The representations, warranties and covenants contained herein and the documents submitted pursuant to or in connection with the transactions herein provided shall survive the closing of the purchase and sale of the Purchased Assets and, notwithstanding such closing and regardless of any investigations by or on behalf of any of the parties with respect thereto, shall continue in full force and effect for the benefit of the respective parties.

9.2     In  the  event that any Account Receivable is not collected within sixty
(60) days hereof, the Purchaser shall have the option to sell back to the Vendor such uncollected Accounts Receivable for a purchase price equal to the face value thereof, payable immediately.

9.3     As  of  the  date  hereof,  the  Vendor  hereby  agrees  to:

(a) deliver to Purchaser all necessary deeds, conveyances, consents and any other documents necessary or reasonably required effectively to transfer the Purchased Assets to the Purchaser with a good and marketable title;

(b)  deliver  possession  of  the  Purchased  Assets  to  the  Purchaser;

(c) deliver to Purchaser certified copies of resolutions of the Shareholders and Directors of the Vendor authorizing the transfers contemplated hereby.

9.4 The Purchaser shall be liable for all provincial and federal sales tax applicable to the sale of any of the Purchased Assets.

9.5 The Purchaser warrants that it is registered for purposes of the Goods and Services Tax ("GST") and the Quebec Sales Tax ("QST").

9.6     GST  Election. The Vendor and the Purchaser shall elect jointly pursuant
        -------------
to the provisions of subsection 167(1) of the Excise Tax Act (and corresponding analogous provisions of the Quebec Sales Tax Act) by completing all prescribed forms and related documents in such manner as is prescribed, so that for purposes of the Excise Tax Act and the Quebec Sales Tax Act, no GST or QST is payable in respect of the purchase and sale of the Purchased Assets. The Purchaser agrees that it will file the joint election in the manner and within the time limits prescribed under the Excise Tax Act and the Quebec Sales Tax Act and provide the Vendor with written evidence of such filing.

9.7 Notwithstanding the elections referred to in Section 9.6 above, the Purchaser expressly agrees that it shall indemnify and hold harmless the Vendor and its directors, officers, employees and representatives from and against any and all assessments which may be made against the Vendor or its directors, officers, employees and representatives by the federal or provincial taxation authorities regarding the application of the GST or QST to the sale of assets of the Business hereunder. The Vendor agrees to give notice to the Purchaser of any such assessments or claims within such delay so as not to materially prejudice the ability of the Purchaser to contest same.

9.8 The preparation and production of all documents required to be delivered by the Vendor at Closing shall be at the Vendor's expense, however the costs of registering any documents pursuant the transactions hereunder shall be at the expense of the Purchaser.

9.9     From  time  to  time  and  at  any  time  subsequent to the date hereof:

(a) the Vendor shall at the request and expense of the Purchaser, take such further actions as the Purchaser may reasonably determine to be necessary or appropriate to carry out the purposes of this Agreement; and

(b) the Purchaser shall at the request and expense of the Vendor take such further actions as the Vendor may reasonably determine to be necessary or appropriate to carry out the purposes of this Agreement.

9.10 This Agreement, including the Schedules annexed hereto constitutes the entire Agreement between the parties and may not be amended or modified in any respect by written instrument signed by both parties.

9.11 This Agreement is personal to the parties and may not be assigned, transferred or otherwise disposed of to any other party.

9.12 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective administrators and successors.

9.13 In the event that any of the warranties, representations or covenants or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement.

9.14 The parties hereto have requested that these presents be drafted in English. Les parties aux pr sentes reconnaissent qu'ils ont exig s que ce qui pr cede soit r dig s en anglais.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date and at the place first hereinabove mentioned.

                                   3577996  CANADA  INC.


                               Per: /s/ Jeanne Chan
                                   ---------------------------
                                   Jeanne  Chan

                                   PARTY  OF  THE  FIRST  PART
                                   ---------------------------


                                   TELEPLUS  RETAIL  SERVICES  INC.


                              Per: /s/ Anthony Fitzgerald
                                   ----------------------------
                                   Anthony  Fitzgerald

                                   PARTY  OF  THE  SECOND  PART
                                   ----------------------------